UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 10, 2007
                Date of Report (Date of earliest event reported)

                               EPICEPT CORPORATION
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             (Exact name of registrant as specified in its charter)

          DELAWARE                   000-51290                   52-1841431
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(State or other jurisdiction       (Commission                 (IRS Employer
         of incorporation)          File Number)             Identification No.)

       777 OLD SAW MILL RIVER ROAD
           TARRYTOWN, NEW YORK                                          10591
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(Address of principal executive offices)                             (Zip Code)

                                 (914) 606-3500
              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.01         NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED
                  LISTING RULE OR STANDARD; TRANSFER OF LISTING.

EpiCept Corporation, a Delaware corporation (the "Company"), today announced that on January 10, 2007 it received an Additional Staff Determination letter from the Nasdaq Listings Qualification Department (the "Department") that the Company is not in compliance with Marketplace Rule 4350(i)(1)(D)(i) (the "Rule"), a continued listing requirement of The Nasdaq Global Market, in connection with the private placement previously announced by the Company on December 21, 2006 (the "Private Placement"). Failure to comply with a continued listing requirement subjects the Company's stock to delisting from The Nasdaq Global Market.

The Department's letter to the Company indicated that the Private Placement is noncompliant with the Rule because the amount of common stock issued in connection with the Private Placement was greater than the 20% allowed to be sold at a price below the greater of the Company's book or market value without shareholder authorization. The shares of common stock sold in the Private Placement were priced at the closing market price on December 21, 2006 and the warrants had an exercise price of $1.47 ($0.01 over that market price). The Company plans to regain compliance with the Rule by either seeking (i) shareholder approval of the noncompliant terms of the Private Placement or should that alone be insufficient (ii) modifying the terms of the warrants to provide that such warrants are not exercisable until the Company obtains shareholder approval of the noncompliant terms of the Private Placement and then seeking such shareholder approval.

In addition, the letter also indicated that Section 3(e) of the Common Stock Purchase Warrant violates the Rule in that it allows for adjustments to the exercise price that could result in the warrant exercise price dropping to a level that would be below the greater of book or market value. If not given the opportunity to obtain shareholder approval, the Company plans to regain compliance with the Rule by passing a resolution of the Board of Directors of the Company not to invoke the terms of the noncompliant Section 3(e).

Further, the letter indicated that the shares of common stock in the Private Placement would be aggregated with any potential shares to be issued in accordance with a Standby Equity Distribution Agreement also dated as of December 21, 2006 (the "SEDA"), based on the overlap of investors and timing of the agreements. It is the Company's understanding that if it remedies the non-compliance of the Private Placement, that the Private Placement and the SEDA would not be aggregated. It is the Company's plan (as outlined above) to obtain shareholder approval for the Private Placement.

Nasdaq may not agree to the plan and the Company may not be successful in implementing the plan, which could result in the Company's common stock being delisted from The Nasdaq Global Market.

The Company responded to the letter on January 17, 2007.

The Nasdaq Listing Qualifications Panel conducted a hearing on December 14, 2006, relating to an earlier notification of the Company's failure to maintain a market value of its listed securities over $50 million. The Private Placement and SEDA were part of the Company's plan to regain compliance with that provision. The Company is awaiting the Panel's decision, and the Panel may take


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the further noncompliance into consideration in rendering its decision. The
Company's securities remain listed on The Nasdaq Global Market pending the Panel's decision. In the event the Company's securities are delisted from The Nasdaq Global Market, the Company intends to apply to have its listing transferred to The Nasdaq Capital Market. The Company's securities may also be eligible to trade on the over-the-counter market.

A copy of a press release relating to the foregoing is attached hereto as
Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS
                  (c) Exhibits

                  99.1 Press release of EpiCept Corporation, dated January 17, 2007.















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EPICEPT CORPORATION


                                              /s/ Robert W. Cook
                                            ------------------------------------
                                            Name: Robert W. Cook
                                            Title: Chief Financial Officer

Date:  January 17, 2007












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                                  EXHIBIT INDEX

EXHIBIT                                       DESCRIPTION
-------                                       -----------

  99.1        Press release of EpiCept Corporation, dated January 16, 2007.




















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